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                           SCHEDULE 14C INFORMATION

       INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                             EXCHANGE ACT OF 1934
                              (Amendment No.____)


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[ ] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14c-5(d)(2))

[X] Definitive Information Statement


                          Allmerica Investment Trust
               (Name of Registrant as Specified In Its Charter)



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       to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee
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           ALLMERICA INVESTMENT TRUST: SELECT AGGRESSIVE GROWTH FUND
                              440 LINCOLN STREET
                              WORCESTER, MA 01653

                             INFORMATION STATEMENT

  On November 14, 2000, the Board of Trustees of Allmerica Investment Trust (the "Trust") approved a new Sub-Adviser Agreement (the "New Sub-Adviser Agreement") for the Select Aggressive Growth Fund (the "Fund") between Allmerica Financial Investment Management Services, Inc. ("AFIMS"), the Trust's investment manager, and Nicholas-Applegate Capital Management, L.P. ("NACM"), the Fund's Sub-Adviser, which became effective on January 31, 2001. The New Sub-Adviser Agreement is the same in all substantive respects to the previous Sub-Adviser Agreement (the "Previous Sub-Adviser Agreement"), dated April 16, 1998, in effect between AFIMS and NACM with the exception of the effective and termination dates. There is no change in the fees paid to NACM and AFIMS.

  AFIMS manages the business affairs of the Fund pursuant to a Management Agreement (the "Management Agreement") dated April 16, 1998 between the Trust and AFIMS. The Management Agreement provides that, subject to the requirements of the Investment Company Act of 1940 (the "1940 Act") and the rules and regulations thereunder, AFIMS at its expense may select and contract with a sub-adviser or sub-advisers to manage the investments of one or more of the Funds in the Trust. AFIMS previously selected NACM to manage the investments of the Fund and such selection was re-approved by the Board of Trustees of the Trust at its November 14, 2000 meeting.

  Under an order received from the Securities and Exchange Commission, the Trust and AFIMS are permitted to enter into and amend sub-advisory agreements without receiving shareholder approval and are granted relief from certain disclosure requirements regarding advisory fees paid to sub-advisers. The Trustees of the Trust must approve such sub-advisory agreements, and the Fund must provide specified information to Shareholders within 90 days of the hiring of any new sub-adviser or the retention of a sub-adviser whose ownership has changed significantly. This Information Statement is being supplied to Shareholders to fulfill such information requirement and is being mailed on or about March 14, 2001.

  NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTER DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

  Background. NACM has served as Sub-Adviser of the Select Aggressive Growth Fund since August 21, 1992. Effective January 31, 2001, NACM was acquired by Allianz AG ("Allianz"), an insurance company headquartered in Germany. The federal securities laws require that when there are certain changes in ownership of a mutual fund's investment manager or sub-adviser, the fund's agreement with the investment manager or sub-adviser automatically ends. If the mutual fund wants the investment manager or sub-adviser to continue to provide investment advisory services, the fund and the investment manager or sub-adviser must enter into a new agreement. This federal securities law requirement was triggered by the acquisition of NACM by Allianz. Therefore, the Fund's Previous Sub-Adviser Agreement with NACM ended on the effective date of the acquisition, January 31, 2001.

  At the November 14, 2000 meeting, the Trustees were provided with financial and other information about Allianz and the acquisition to assist them in evaluating the terms of the New Sub-Adviser Agreement. At the meeting they were also provided with performance information relating to NACM and information about its investment strategy and current personnel. The Trustees considered the terms of the New Sub-Adviser Agreement and the fact that it was substantially the same as the Previous Sub-Adviser Agreement with NACM.

Both NACM and Allianz had given assurances that following the acquisition NACM would continue to operate as a separate business entity under the same name and would remain headquartered in San Diego. The Trustees noted that the acquisition by Allianz was a potentially positive development for NACM. The Trustees were given assurances that Arthur E. Nicholas, founder and managing partner of NACM, would continue to direct the operations of the firm following the acquisition as its chief executive officer. The Trustees considered the fact that there would be no change in the advisory fees paid to AFIMS or the sub-advisory fees paid to NACM. The Trustees concluded that entering into the New Sub-Adviser Agreement was in the best interests of the Fund and its investors. Upon completion of their review process, the Trustees voted unanimously, with the "non-interested" Trustees voting separately after conferring with their independent counsel, to approve the New Sub-Adviser Agreement.

 INFORMATION REGARDING NICHOLAS-APPLEGATE CAPITAL MANAGEMENT, L.P. AND ALLIANZ
                                      AG

  NACM was founded in 1984 and is located at 600 West Broadway, Suite 2900, San Diego, CA 92101. The firm is registered as an investment adviser with the Securities and Exchange Commission. Prior to the acquisition NACM was controlled by Mr. Nicholas and now operates as a wholly-owned subsidiary of Allianz. As of December 31, 2000, NACM had more than $35.2 billion in assets under management. The firm manages the Fund using a model-driven investment strategy. NACM typically invests in companies that, because of positive developments affecting the company, offer the possibility of accelerating earnings. NACM provides investment management services to employee benefit plans of corporations, public retirement systems and unions, university endowments, foundations and other institutional investors and individuals.

  There are no other investment company funds similar to the Fund managed by NACM. Exhibit A attached to this Information Statement lists the names and addresses and ownership percentages of all parent companies of NACM following the acquisition. All information about NACM and Allianz in this Information Statement including Exhibit A has been provided by NACM.

  Founded in 1890, Allianz is headquartered in Munich, Germany. Allianz and its subsidiaries comprise the world's largest insurance group with business operations in 77 countries around the globe. Allianz has a total of approximately $690 billion in assets under management, after taking in account the acquisition of NACM.

Principal Executive Officers and Directors of NACM

  The table below lists the individuals who serve as principal executive officers of NACM. There is no Board of Directors of NACM. The address for each individual is 600 West Broadway, Suite 2900, San Diego, CA 92101. None serves as an officer or Trustee of the Trust.

         Name                                            Principal Occupation
         ----                                       -------------------------------
      Arthur E. Nicholas........................... Chief Executive Officer,
                                                    Managing Director

      Catherine C. Somhegyi........................ Chief Investment Officer,
                                                    Global Equity

      John J.P. McDonnell.......................... Chief Operating Officer

      David Pavan.................................. Portfolio Manager for
                                                    U.S. Systematic Portfolios

      John J. Kane................................. Senior Portfolio Manager for
                                                    U.S. Systematic Portfolios

  No arrangements or understandings made in connection with the New Sub-Adviser Agreement exist between AFIMS, NACM and Allianz with respect to the composition of the Board of Trustees of the Trust or with respect to the selection or appointment of any person to any office with either NACM or the Trust.

Description of the Previous Sub-Adviser Agreement and the New Sub-Adviser Agreement

  The Fund began operations on August 21, 1992. The Previous Sub-Adviser Agreement was last submitted and approved by the Shareholders of the Fund at a Special Meeting on August 15, 1997 for the purpose of approving an amended fee schedule. It was last approved by the Trustees, including the Trustees who are "non-interested", at a meeting of the Board of Trustees on May 15, 2000. Except for different effective and termination dates, the terms of the New Sub-Adviser Agreement are similar in all material respects to the terms of the Previous Sub-Adviser Agreement, including the fee schedule.

  For its services provided under the New Sub-Adviser Agreement, NACM will be paid by AFIMS a fee computed daily and paid quarterly at an annual rate based on the average daily net assets of the Fund as set forth below:

      Assets                                                               Rate
      ------                                                              ------
      First $100 Million................................................. 0.60%
      Next $150 Million.................................................. 0.50%
      Next $250 Million.................................................. 0.40%
      Next $250 Million.................................................. 0.375%
      Over $750 Million.................................................. 0.35%

  During the fiscal year ended December 31, 2000, AFIMS paid NACM $4,363,074 for its sub-advisory services pursuant to the Previous Sub-Adviser Agreement.

  The New Sub-Adviser Agreement provides that NACM, as Sub-Adviser, in return for its fee, will manage the investment and reinvestment of assets of the Fund subject to the control and supervision of the Board of Trustees and in accordance with the investment objective and policies of the Fund set forth in the Trust's current registration statement and any other policies established by the Board of Trustees or AFIMS. In this regard, it is the responsibility of NACM to make investment decisions for the Fund and to place the Fund's purchase and sale orders for investment securities. The New Sub-Adviser Agreement states that NACM will provide at its expense all necessary investment, management and administrative facilities, including salaries of personnel needed to carry out its duties under the New Sub-Adviser Agreement, but excluding brokerage expenses and pricing and bookkeeping services.

  The New Sub-Adviser Agreement shall remain in full force and effect through May 30, 2001 and shall continue in full force and effect for successive periods of one year thereafter, but only so long as each such continuance is specifically approved annually by the Board of Trustees, or by vote of the holders of a majority of the Fund's outstanding voting securities, and by the vote of a majority of the Trustees who are not "interested persons" of the Trust, AFIMS, the Sub-Adviser, or any other sub-adviser to the Trust. The New Sub-Adviser Agreement may be terminated at any time, without payment of any penalty, by AFIMS, subject to the approval of the Trustees, by vote of the Trustees, by vote of a majority of the outstanding voting securities of the Fund, or by NACM in each case on 60 days' written notice. As required by the 1940 Act, the New Sub-Adviser Agreement will automatically terminate, without the payment of any penalty, in the event of its assignment. It also will terminate in the event that the Management Agreement between the Trust and AFIMS shall have terminated for any reason.

  The New Sub-Adviser Agreement provides that, in the absence of (i) willful misfeasance, bad faith or gross negligence on the part of NACM, or (ii) reckless disregard by NACM of its obligations and duties under the New Sub-Adviser Agreement, it shall not be liable to the Trust, AFIMS or to any Shareholder or creditor of the

Trust, for any matter in connection with the performance of any of its services under the New Sub-Adviser Agreement or for any good faith purchase or sale of any investment made by it for the Trust.

                               OTHER INFORMATION

  The shares of the Fund may be purchased only by separate accounts established by First Allmerica Financial Life Insurance Company ("First Allmerica") or Allmerica Financial Life Insurance and Annuity Company ("Allmerica Financial Life") for the purpose of funding variable annuity contracts and variable life insurance policies issued by First Allmerica or Allmerica Financial Life and by qualified pension and retirement plans. Both First Allmerica and Allmerica Financial Life are wholly-owned subsidiaries of Allmerica Financial Corporation ("AFC"), a publicly-traded Delaware holding company for a group of affiliated companies, the largest of which is First Allmerica, a life insurance company organized in Massachusetts in 1844. On December 31, 2000, the Trustees and officers of the Trust, as a group, beneficially owned less than 1% of the outstanding shares of the Fund.

Annual Report

  The Trust will furnish, without charge, a copy of the most recent Annual Report to the Shareholders of the Fund. Requests should be directed to the Trust at 440 Lincoln Street, Worcester, Massachusetts 01653 or by calling 1-800-828-0540.

Broker Commissions

  During the fiscal year ended December 31, 2000, no commissions were paid to brokers affiliated with NACM, AFIMS or the Fund.

Distributor, Administrator

  Allmerica Investments, Inc. ("AII"), a wholly-owned subsidiary of AFC, serves as the Distributor for the Trust. AII, AFIMS and AFC are located at 440 Lincoln Street, Worcester, MA 01653. Investors Bank & Trust Company, 200 Clarendon Street, Boston, MA 02116, serves as the Trust's administrator, fund accountant and custodian.

March 14, 2001

                                                      [LETTERHEAD]

March 14, 2001

Dear Valued Client:

  We are pleased to enclose an Information Statement regarding Nicholas-Applegate Capital Management, L.P. ("NACM"), Sub-Adviser of the Select Aggressive Growth Fund of Allmerica Investment Trust. NACM has been acquired by Allianz AG ("Allianz"), an insurance company headquartered in Germany. Now a wholly-owned subsidiary of Allianz, NACM will continue to operate as a separate business entity under the same name and will remain headquartered in San Diego. Arthur E. Nicholas, founder and managing partner of NACM, will continue to direct the operations of the firm.

  Under federal securities laws, this transaction resulted in the automatic termination of the current Sub-Adviser Agreement between Allmerica Financial Investment Management Services, Inc. ("AFIMS"), the Manager of the Trust, and NACM. The Board of Trustees, including a majority of the disinterested Trustees, has approved a new Sub-Adviser Agreement between AFIMS and NACM, as a subsidiary of Allianz, which became effective as of January 31, 2001 immediately upon the completion of the transaction. The new Sub-Adviser Agreement is substantially the same as the old Sub-Adviser Agreement. There is no change in the fees paid to NACM or AFIMS.

  This action will not require you to send a proxy and we are not asking you for a proxy. As always, please feel free to contact your financial representative or us with any questions or comments you may have.

                                          Sincerely,

                                          /s/ Richard M. Reilly

                                          Richard M. Reilly
                                          President